Exhibit 99.1

For more information,  contact:
Marge Sorge, Metaldyne
734-207-6597 (office)

Tina Kozak, Metaldyne
734-207-6713 (office)
313-550-1901 (mobile)

MEDIA RELEASE
For Immediate Release

Metaldyne Agrees to be Acquired by Asahi Tec
Combined Companies Will Create Leading Global Powertrain / Chassis Supplier

PLYMOUTH, MI - September 1, 2006 ---- Metaldyne Corporation, a leading global supplier of powertrain and chassis systems and components, announced today it has agreed to be acquired by Asahi Tec Corporation, a Shizuoka, Japan-based chassis and powertrain component supplier in the passenger car/light truck and medium/heavy truck segments.

The total value of the transaction, which has been approved by both the Asahi Tec and Metaldyne Boards of Directors, will be approximately USD$1.2 billion, including Metaldyne’s debt. The transaction is targeted to be completed in the fourth quarter of 2006.

- more -

The deal has been negotiated with the full support of Asahi Tec’s major investor RHJ International (RHJI). RHJI is a diversified holding company focused on creating long-term value for its shareholders and building on its existing businesses in Japan and elsewhere.

“Our customers are expanding their operations globally, increasingly outsourcing higher, value-added manufacturing processes and developing strategies that address these changes,” said Tim Leuliette, Metaldyne chairman, president and CEO. “One of the most dramatic changes is where vehicles will be developed in the future. According to CSM Worldwide, by 2012, half of all vehicle development worldwide is expected to be done in the Asia Pacific region. Suppliers that will be successful and competitive in the future must be ready to rapidly respond to customers as they execute these changes.”

Acquiring Metaldyne will expand Asahi Tec’s geographic footprint and product portfolio and create a powerful global automotive supplier of highly-engineered, precision modules and components for powertrain and chassis that can better serve its global customers on a local basis. Asahi Tec has a significant presence in Japan, with additional operations in Thailand and China. Metaldyne has significant operations in North America, Europe, Korea and China and is growing in India and Brazil. After the transaction, both companies will be well positioned to benefit from growth in emerging markets in Asia as well as the success of transplants in North America and Europe.

“This acquisition will increase Asahi Tec’s customer base, geographic footprint and product portfolio,” said Shoichiro Irimajiri, chairman of Asahi Tec. “We will be able to bring new products and services to market more rapidly and more efficiently thanks to the increased scale of Metaldyne’s operations and a strong and widely recognized management team.”

The transaction offers both companies synergies. Specifically, it is expected to:

•	Expand the global footprint and customer base
•	Create a strong, experienced combined Asahi Tec and Metaldyne management team
•	Enhance engineering capabilities and technology leadership in powertrain and chassis
•	Expand R&D capabilities
•	Broaden manufacturing capabilities, including aluminum castings, ductile iron castings, powdered metals and precision machining
•	Strengthen the product portfolio
•	Reduce costs through joint procurement
•	Improve facility utilization
•	Expand the market opportunity for light vehicles (Metaldyne) and heavy trucks (Asahi Tec)

“Metaldyne and Asahi Tec have come together to create a stronger, more globally competitive company,” said Leuliette. “All our customers, employees and investors are better served by a stronger, better capitalized, more globally capable company.”

In addition, Metaldyne will continue to operate independently and will keep its name. Leuliette will continue to oversee day-to-day operations as chairman and CEO of Metaldyne.

Under the new organizational structure Leuliette and Irimajiri will serve as co-chairmen of Asahi Tec. Irimajiri also will be chief technical officer. Leuliette will focus on operations and also hold the position of co-CEO, which he will share with Akira Nakamura, who continues his role as president of Asahi Tec. Leuliette also will become an industrial partner in RHJI. Further executive level announcements will be forthcoming.

“Becoming a partner in RHJI will allow me to work closely with those who are investing their dollars in our company,” said Leuliette. “In addition, the combined management team will work together to plan future growth strategies to meet and exceed customer expectations.”

RHJI’s chief executive officer, Timothy C. Collins, said: “Combining Asahi Tec and Metaldyne clearly illustrates RHJI's commitment to enhance its portfolio businesses through strategic acquisitions. Asahi Tec and Metaldyne will be better positioned in a market that continues to globalize, through expanded presence and higher value-added solutions for its customers.”

Metaldyne is currently owned by a group of private investors led by Heartland Industrial Partners L.P. and CSFB Private Equity.

“We are pleased to have reached an agreement to combine these companies,” said Daniel P. Tredwell, senior managing director, Heartland Industrial Partners. “The global capabilities of both companies should complement each other well, and RHJI shares our goal of increasing value by continuing to build a critical worldwide supplier in the powertrain and chassis industry.”

Transaction Details

The transaction will be effected through a cash-out merger in which Metaldyne will become a wholly-owned subsidiary of Asahi Tec. Holders of 97 percent of Metaldyne’s common stock will receive $2.18 for each share of Metaldyne’s common stock. The balance of the common stockholders will receive at least $2.40 for each share of Metaldyne common stock, and may receive a higher price if Asahi Tec’s average stock price increases over a specified period prior to closing.

Holders of 97 percent of Metaldyne’s common stock and certain of its preferred stockholders have agreed to reinvest their proceeds in a private placement of Asahi Tec common stock. The remaining Metaldyne preferred stockholders are reinvesting their proceeds in Asahi Tec convertible preferred stock to be issued in a private placement.

RHJI and co-investors, Mitsui & Co. Ltd. and CHUO MITSUI Growth Capital Investment Limited Partnership II, have agreed to invest $188 million in Asahi Tec, between $150 million and $175 million of which will be contributed to Metaldyne for debt reduction. RHJI will remain the largest stockholder of Asahi Tec.

Metaldyne’s Board of Directors declared a distribution of all the common stock and common stock equivalents of TriMas Corporation that are currently owned by Metaldyne to Metaldyne’s common stockholders of record on the business day prior to the merger. This distribution is conditioned upon, among other things, the occurrence of the merger and the receipt of certain consents and approvals.

Closing of the merger is subject to customary conditions, including U.S. and Japanese regulatory approvals, the closing of the private placement to Metaldyne’s reinvesting stockholders and stockholder approvals at Asahi Tec and Metaldyne. The merger has already been approved by the holders of a majority of Metaldyne’s common stock and its preferred stockholders.

In addition, the closing of the merger is subject to the refinancing of Metaldyne's senior bank debt, the receipt of certain consents and waivers from Metaldyne’s bondholders and the completion of a tender for a minimum of $225 million aggregate principal amount of Metaldyne’s 11% senior subordinated notes due 2012 and 10% senior subordinated notes due 2014 at a tender price reflecting the price of the 11% notes during the recent pre-announcement period. All $31.7 million in outstanding principal amount of the 10% senior subordinated notes are currently held by DaimlerChrysler Corporation. A condition of the tender offer also includes seeking a waiver of the bonds’ change of control provisions. The notes that remain outstanding after completion of the tender and consents will not benefit from any new guarantees or other credit support from Asahi Tec or any of its current subsidiaries. Further, Asahi Tec may elect not to close if Metaldyne’s rating for senior term debt is lowered below certain levels and its interest cost for that debt exceeds certain levels.

There can be no assurance that the conditions to the merger will be satisfied.

Metaldyne was advised by Lazard Freres & Co. on this transaction. Asahi Tec was advised by Deutsche Bank Securities Inc., NikkoCitigroup Ltd. and Mizuho Corporate Advisory Co., Ltd.

This communication is not a solicitation of a proxy from any security holder of Metaldyne. Metaldyne is filing a Form 8-K, and will file an information/proxy statement, with the Securities and Exchange Commission as soon as practicable. WE URGE INVESTORS TO READ THE INFORMATION/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.

About Asahi Tec

Headquartered in Shizuoka, Japan, Asahi Tec (TSE: 5606) primarily designs, manufactures and sells ductile iron cast auto parts for truck and construction machinery OEMs, aluminum casting parts for truck and passenger car OEMs and aluminum wheels for automobile OEMs. Asahi Tec also designs, manufactures and sells environmental systems, equipment and development technologies used by local governments and municipalities and electrical hardware and equipment used by electricity generators.  The company employs more than 3,500 employees at facilities in Japan, Thailand and China.

About RHJ International

RHJ International (Euronext: RHJI) is a limited liability company organized under the laws of Belgium, having its registered office at Avenue Louise 326, 1050 Bruxelles (Belgium). It is a diversified holding company focused on creating long-term value for its shareholders by acquiring and operating businesses in attractive industries in Japan and elsewhere.

About Metaldyne

Metaldyne is a leading global designer and supplier of metal-based components, assemblies and modules for transportation related powertrain and chassis applications including engine, transmission/transfer case, wheel-end and suspension, axle and driveline, and noise and vibration control products to the motor vehicle industry.

Headquartered in Plymouth, Mich., Metaldyne has annual revenues of approximately $1.9 billion. The company employs more than 6,500 employees at 38 facilities in 14 countries.

For more information, please visit www.Metaldyne.com

Cautionary Information regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction which are not historical facts are “forward-looking” statements, as that term is defined by the federal securities laws. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with Metaldyne’s outlook concerning future results, based on information available at the time of this press release. All forward-looking statements are inherently uncertain as they are based upon various expectations and assumptions concerning future events, and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

Important factors upon which the forward-looking statements presented in this press release are premised include: (a) receipt of regulatory, shareholder and other necessary third party consents and approvals without unexpected delays or conditions; (b) timely implementation and execution of merger plans; (c) retention of customers and critical employees; and (d) successful management of any impact from declines in North American automobile and light truck builds. In addition, the ability of Metaldyne to achieve the expected results with Asahi Tec also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Metaldyne, and other risks and uncertainties described from time to time in Metaldyne’s public filings with the Securities and Exchange Commission, as further identified below.

Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this press release include general economic conditions in the markets in which we operate and industry-based factors such as: declines in North American automobile and light truck builds, reductions in outsourcing by our automotive customers, increases in our raw material and energy costs, labor costs and strikes at our major direct and indirect customers and at our facilities, dependence on significant automotive customers, the level of competition in the automotive supply industry and pricing pressures from our customers, technological developments that could competitively disadvantage us, and risks associated with conducting business in foreign countries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this report such as substantial leverage, limitations imposed by our debt instruments, the adequacy of our liquidity to meet our capital expenditures and other cash requirements, our ability to identify attractive and other strategic opportunities and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

We do not undertake any obligation to review or confirm analysts' expectations or estimates or to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

# # #

11